Exhibit 99.1
For Immediate Release
Contact:
Carrie McIntyre
SVP, Treasurer
(703) 387-3320
Interstate Hotels & Resorts Reports Second-Quarter 2009 Results
     ARLINGTON, Va., August 5, 2009—Interstate Hotels & Resorts (NYSE: IHR), a leading hotel real estate investor and the nation’s largest independent hotel management company, today reported operating results for the second quarter ended June 30, 2009. The company’s performance for the second quarter includes the following (in millions, except per share amounts):

	Second Quarter		Year-to-Date (YTD)
	2009(4)	2008	2009(4)	2008(5)
Total revenue (1)	$34.0	$40.5	$64.5	$79.4
Net (loss) income	$(6.7)	$0.1	$(19.2)	$(0.2)
Diluted (loss) earnings per share	$(0.21)	$0.00	$(0.60)	$0.00
Adjusted EBITDA (2) (3)	$10.3	$10.2	$16.2	$17.9
Adjusted net income (loss) (2)	$0.6	$0.1	$(1.3)	$(1.0)
Adjusted diluted EPS (2)	$0.02	$0.00	$(0.04)	$(0.03)

(1)	Total revenue excludes other revenue from managed properties (reimbursable costs).

(2)	Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted EPS are non-GAAP financial measures and should not be considered as an alternative to any measures of operating results under GAAP. See the definition of and further discussion of non-GAAP financial measures and reconciliation to net (loss) income later in this press release.

(3)	Includes the company’s share of EBITDA from investments in unconsolidated entities in the amounts of $1.8 million and $2.5 million in the second quarters of 2009 and 2008, respectively, and $3.0 million and $4.2 million in the first six months of 2009 and 2008, respectively.

(4)	The second quarter 2009 and YTD 2009 results include (i) a $3 million non-cash impairment charge related to the company’s investment in a joint venture, (ii) $0.1 million and $0.9 million charges, respectively, for restructuring primarily related to severance costs as a part of the company’s 2009 cost reduction program, (iii) $0.7 million of write-offs of intangible assets related to the termination of certain management contracts and other asset impairments, and (iv) income tax expense related to the full valuation allowance against the company’s deferred tax assets offset by a change in the company’s effective tax rate, both described in more detail in footnote 9 to the financial tables later in this press release. These charges are excluded from the calculation of Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted EPS.

(5)	The YTD 2008 results include (i) a $2.4 million gain on the sale of the Doral Tesoro Hotel & Golf Club, and (ii) $1.1 million of write-offs of intangible assets related to the sale of certain hotels. These charges are excluded from the calculation of Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted EPS.

Interstate Hotels & Resorts

     Highlights for the second quarter and through today include:
•	Maintained year over year Adjusted EBITDA in a difficult economy; generated growth in Adjusted Net Income;

•	Extended senior secured credit facility to March 2012;

•	Added seven properties to third-party management portfolio, including three hotels from its signed management contract pipeline of properties under development or construction;

•	Signed first management contract with the Duet Hotel Fund in India; the second contract for JHM Interstate Hotels India;

•	Common stock resumed trading on the NYSE effective July 29, 2009.
     “I am very pleased with the significant progress we have made on our capital structure,” said Thomas F. Hewitt, chairman and chief executive officer. “We extended our senior credit facility to March 2012 well in advance of its original expiration date. This, along with our successful appeal of the NYSE’s ruling to suspend the trading of our stock, has provided stability to our capital structure in an extremely volatile market.
     “With these hurdles behind us, we continue to focus our efforts on growing our third party management business while preserving our capital and liquidity and maximizing profits,” Hewitt added. “Despite the challenging operating climate and RevPAR declines in excess of 20 percent, we maintained our second quarter Adjusted EBITDA year over year, which is a result of the cost reduction initiatives we implemented in January.”
Hotel Management
     Same-store6 RevPAR for all managed hotels in the second quarter decreased 21.4 percent

[6]	Please see footnote 11 to the financial tables within this press release for a detailed explanation of “same-store” hotel operating statistics.

Interstate Hotels & Resorts

to $81.81. Average daily rate (ADR) was $122.30, down 12.8 percent, and occupancy fell 9.8 percent to 66.9 percent.
     Same-store RevPAR for all full-service managed hotels declined 22.2 percent to $93.35. ADR was off 13.9 percent to $133.78, while occupancy decreased 9.7 percent to 69.8 percent.
     Same-store RevPAR for all select-service managed hotels declined 19.0 percent to $59.68, led by a 10.1 percent decline in occupancy to 61.4 percent and a 9.8 percent drop in ADR to $97.25.
     “During the second quarter, we saw a continuation of the difficult economic conditions and deteriorating lodging fundamentals that prevailed in the first quarter and much of last year, ” Hewitt said. “We continue to focus on top-line revenues and reducing costs wherever possible. These are indeed unprecedented times, but we have the experience and expertise to operate effectively in these conditions.”
     Hewitt added that Interstate’s new contract flow has remained steady in 2009, a fact that he attributes to the company’s proven operating performance in all economic cycles, deep relationships in the industry, high owner loyalty and a broad network of contacts.
          “We recently added two Courtyard by Marriott hotels in Virginia owned by the same group for whom we’ve been managing two hotels and two first-class restaurants in Gettysburg, Pa. We also added the Holiday Inn Laredo Civic Center and the Crowne Plaza Milwaukee Airport, and opened the Lancaster Marriott at Penn Square and Lancaster County Convention Center, a $177 million project with which we have been involved for more than a decade. We opened the TownePlace Suites by Marriott in Easton/Bethlehem (Pa.), and last week, our wholly- owned subsidiary, Sunstone Hospitality Management, signed an agreement to manage the

Interstate Hotels & Resorts

Doubletree Austin-University Area in Texas, the second property we now manage for that ownership group.”
     After opening three under-construction properties this summer, Interstate currently has 13 management contracts signed for hotels under development or construction. The majority of these properties are expected to open in 2010.
International
     “We continue to move forward with our management and development plans in India,” Hewitt added. “Our management company joint venture, JHM Interstate Hotels India, signed its first management contract with the Duet Fund, a U.K.-based real estate fund dedicated to India hotel development that we invested in last year.”
     The 115-room hotel, scheduled to open in the fall of 2009, is located in Jaipur, which is the capital of the state of Rajasthan and part of India’s Golden Triangle (Delhi, Jaipur and Agra). Brand affiliations for this property and the under-construction property in Vizag (Visakhapatnam), are expected to be finalized during the third quarter.
Wholly Owned Hotel Results
     EBITDA from the company’s seven owned hotels was $6.0 million in the 2009 second quarter as outlined below (in millions):

Owned Hotels	Second Quarter		Year-to-Date
	2009	2008	2009	2008
Net income	$0.0	$1.3	$(1.3)	$1.5
Interest expense	3.1	3.2	6.0	6.8
Depreciation and amortization	2.9	3.8	5.8	7.0

EBITDA	$6.0	$8.3	$10.5	$15.3

Interstate Hotels & Resorts

     “RevPAR for our owned portfolio declined 16.4 percent, better than the industry average of 19.5 percent,” Hewitt said. “These results were driven by our two recently renovated properties. The Westin Atlanta Airport property performed exceptionally well with a RevPAR gain of 3.9 percent. Also, at the Sheraton Columbia Town Center Hotel, after completing our $12 million renovation, the hotel outperformed its competitive set and the industry with a 13.2 percent RevPAR decline.
     “We did experience weakness at our hotels in Concord, Calif., and Houston and Arlington, Texas,” Hewitt noted. “However, I am very pleased with the results of the cost-cutting initiatives carried out by all of our hotels. Despite a RevPAR decrease of 16.4 percent, of which 12.6 percent was ADR, we were able to offset nearly 50 percent of this revenue decline with expense savings.”
Balance Sheet
     On June 30, 2009, Interstate had:
•	Total unrestricted cash of $22.8 million.

•	Total debt of $243.7 million, consisting of $161.2 million of senior debt and $82.5 million of non-recourse mortgage debt.
     Effective July 10, the company extended the maturity of its senior credit facility to March 2012 by converting the facility’s outstanding balance of $161.2 million to a new term loan. The agreement also provides the company with an $8 million revolving line of credit.
     “The recent extension of our credit facility to 2012 gives us a solid platform from which we can continue to focus on our core business,” said Bruce Riggins, chief financial officer. “We are in the process of securing a mortgage on the Westin Atlanta Airport Hotel and expect to choose a lender in the near term. The expected mortgage proceeds of approximately $20 million

Interstate Hotels & Resorts

will be used to pay down the credit facility in accordance with its amortization requirements. We are also in the process of exploring the sale of a wholly-owned asset. Upon the completion of these two transactions, we will be well on our way to meeting the second $20 million amortization hurdle by March 2011.”
Guidance
     The company has updated its 2009 guidance based on a current projected RevPAR decline of 19 percent for all hotels and 15 percent for owned hotels:
•	Total Adjusted EBITDA of $34.0 million which includes the following:
–	EBITDA from wholly owned hotels of $18.0 million;

–	The company’s share of EBITDA from unconsolidated joint ventures of $5.5 million; and

–	EBITDA from the hotel management business of $10.5 million.
•	Adjusted net loss of $(7.2) million or $(0.22) per share.
Earnings Conference Call
     Interstate will hold a conference call to discuss its second-quarter results today, August 5, at 9 a.m. Eastern Time. To hear the webcast, interested parties may visit the company’s Web site at www.ihrco.com and click on Investor Relations and then Second-Quarter Conference Call. A replay of the conference call will be available until midnight on Wednesday, August 12, 2009, by dialing (800) 406-7325, reference number 4117565, and an archived webcast of the conference call will be posted on the company’s Web site through September 5, 2009.
     Interstate Hotels & Resorts has ownership interests in 56 hotels and resorts, including seven wholly owned assets. Together with these properties, the company and its affiliates manage a total of 224 hospitality properties with approximately 45,700 rooms in 37 states, the

Interstate Hotels & Resorts

District of Columbia, Russia, Mexico, Belgium, Canada and Ireland. Interstate Hotels & Resorts also has contracts to manage 13 to be built hospitality properties with approximately 3,000 rooms. For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.
Non-GAAP Financial Measures
     Included in this press release are certain non-GAAP financial measures, which are measures of our historical or estimated future performance that are different from measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), within the meaning of applicable Securities and Exchange Commission rules, that we believe are useful to investors. They are as follows: (i) Earnings before interest, taxes, depreciation and amortization (or “EBITDA”) and (ii) Adjusted EBITDA, Adjusted net loss and Adjusted diluted loss per share. The following discussion defines these terms and presents the reasons we believe they are useful measures of our performance.
EBITDA
     A significant portion of our non-current assets consists of intangible assets, related to some of our management contracts, and long-lived assets, which include the cost of our owned hotels. Intangible assets, excluding goodwill, are amortized over their expected term. Property and equipment is depreciated over its useful life. Because amortization and depreciation are non-cash items, management and many industry investors believe the presentation of EBITDA is useful. We also exclude depreciation and amortization and interest expense from our unconsolidated joint ventures. We believe EBITDA provides useful information to investors regarding our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management uses EBITDA to evaluate property-level results and as

Interstate Hotels & Resorts

one measure in determining the value of acquisitions and dispositions. It is also widely used by management in the annual budget process. We believe that the rating agencies and a number of lenders use EBITDA for those purposes and a number of restrictive covenants related to our indebtedness use measures similar to EBITDA presented herein.
Adjusted EBITDA, Adjusted Net Loss and Adjusted Diluted EPS
     We define Adjusted EBITDA as, EBITDA excluding the effects of certain recurring and non-recurring charges, transactions and expenses incurred in connection with events management believes do not provide the best indication of our ongoing operating performance. These charges include restructuring and severance expenses, asset impairments and write-offs, gains and losses on asset dispositions for both consolidated and unconsolidated investments, and other non-cash charges. We believe that the presentation of Adjusted EBITDA will provide useful supplemental information to investors regarding our ongoing operating performance and when combined with the primary GAAP presentation of net loss, is beneficial to an investor’s complete understanding of our operating performance. We also use Adjusted EBITDA in determining our incentive compensation for management.
     Similarly, we define Adjusted net loss and Adjusted diluted loss per share (“EPS”) as net loss and diluted EPS, without the effects of those same charges, transactions and expenses described earlier. We believe that Adjusted EBITDA, Adjusted net loss and Adjusted diluted EPS are useful performance measures because including these expenses, transactions, and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include these charges may not be indicative of the continuing performance of our underlying business. Therefore, we present Adjusted EBITDA, Adjusted net loss and Adjusted diluted EPS because they may help investors to compare our

Interstate Hotels & Resorts

performance before the effect of various items that do not directly affect our ongoing operating performance.
Limitations on Use of EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Diluted EPS
     We calculate EBITDA, Adjusted EBITDA, Adjusted net loss and Adjusted diluted EPS as we believe they are important measures for our management’s and our investors’ understanding of our operations. These may not be comparable to measures with similar titles as calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash receipts and expenditures from investments, interest expense and other non-cash items have been and will be incurred and are not reflected in the EBITDA and Adjusted EBITDA presentations. Adjusted net loss and Adjusted diluted EPS do not include cash receipts and expenditures related to those same items and charges discussed above. Management compensates for these limitations by separately considering these excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA, Adjusted EBITDA, Adjusted net loss and Adjusted diluted EPS should not be considered a measure of our liquidity. Adjusted net income and Adjusted diluted EPS should also not be used as a measure of amounts that accrue directly to our stockholders’ benefit.
     This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the volatility of the national economy, economic conditions generally and the hotel and real estate

Interstate Hotels & Resorts

markets specifically, the war in Iraq, international and geopolitical difficulties or health concerns, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, weather conditions or natural disasters, supply and demand for lodging facilities in our current and proposed market areas, and the company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts’ annual report on Form 10-K for the year ended December 31, 2008.

Interstate Hotels & Resorts, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Lodging	$21,225	$25,796	$40,261	$49,714
Management fees	8,758	10,820	17,109	20,729
Termination fees (1)	1,995	1,194	3,241	4,204
Other	2,039	2,693	3,923	4,792

	34,017	40,503	64,534	79,439
Other revenue from managed properties	133,657	157,333	265,746	308,347

Total revenue	167,674	197,836	330,280	387,786

Expenses:
Lodging	15,224	17,510	29,806	34,452
Administrative and general	10,783	15,331	22,021	31,243
Depreciation and amortization	3,849	4,901	7,690	9,175
Restructuring costs (2)	90	—	921	—
Asset impairments and write-offs	236	29	236	1,141

	30,182	37,771	60,674	76,011
Other expenses from managed properties	133,657	157,333	265,746	308,347

Total operating expenses	163,839	195,104	326,420	384,358

OPERATING INCOME	3,835	2,732	3,860	3,428

Interest income	25	280	125	599
Interest expense (4)	(3,126)	(3,333)	(6,033)	(7,148)
Equity in (losses) earnings of unconsolidated entities (5)(6)(7)(8)	(3,713)	535	(4,511)	2,896
Gain on sale of investments	—	—	13	—

(LOSS) INCOME BEFORE INCOME TAXES	(2,979)	214	(6,546)	(225)

Income tax (expense) benefit (9)	(3,733)	(79)	(12,649)	72

NET (LOSS) INCOME	(6,712)	135	(19,195)	(153)
Add: Net (income) loss attributable to noncontrolling interest	5	(1)	11	1

NET (LOSS) INCOME ATTRIBUTABLE TO INTERSTATE STOCKHOLDERS	$(6,707)	$134	$(19,184)	$(152)

Basic (loss) earnings per share attributable to Interstate stockholders	$(0.21)	$0.00	$(0.60)	$0.00

Diluted (loss) earnings per share attributable to Interstate stockholders (10)	$(0.21)	$0.00	$(0.60)	$0.00

Weighted average shares outstanding (in thousands):
Basic	32,135	31,764	32,030	31,765
Diluted	32,135	32,864	32,030	31,765

Interstate Hotels & Resorts, Inc.
Hotel Level Operating Statistics
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% change	2009	2008	% change
Managed Hotels — Hotel Level Operating Statistics: (11)

Full-service hotels:
Occupancy	69.8%	77.3%	-9.7%	66.7%	74.6%	-10.6%
ADR	$133.78	$155.30	-13.9%	$134.70	$153.34	-12.2%
RevPAR	$93.35	$120.02	-22.2%	$89.78	$114.40	-21.5%

Select-service hotels:
Occupancy	61.4%	68.3%	-10.1%	58.2%	64.3%	-9.5%
ADR	$97.25	$107.79	-9.8%	$98.32	$108.16	-9.1%
RevPAR	$59.68	$73.65	-19.0%	$57.24	$69.51	-17.7%

Total:
Occupancy	66.9%	74.2%	-9.8%	63.5%	70.7%	-10.2%
ADR	$122.30	$140.26	-12.8%	$122.15	$137.89	-11.4%
RevPAR	$81.81	$104.08	-21.4%	$77.54	$97.52	-20.5%

Wholly-Owned Hotels — Hotel Level Operating Statistics: (12)

Occupancy	68.5%	71.6%	-4.3%	63.8%	68.1%	-6.3%
ADR	$107.18	$122.69	-12.6%	$109.43	$122.34	-10.6%
RevPAR	$73.38	$87.79	-16.4%	$69.85	$83.34	-16.2%

Interstate Hotels & Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures (13)
(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (loss) income	$(6,712)	$135	$(19,195)	$(153)
Adjustments:
Depreciation and amortization	3,849	4,901	7,690	9,175
Interest expense, net	3,101	3,053	5,908	6,549
Depreciation and amortization from unconsolidated entities	1,157	1,098	2,109	1,799
Interest expense, net from unconsolidated entities	988	897	1,950	1,860
Income tax (benefit) expense	3,733	79	12,649	(72)

EBITDA	6,116	10,163	11,111	19,158
Restructuring costs (2)	90	—	921	—
Asset impairments and write-offs (3)	736	29	736	1,141
Gain on sale of investments	—	—	(13)	—
Equity interest in the sale of unconsolidated entities (5)	—	—	—	(2,392)
Foreign currency loss from unconsolidated entities (6)	(202)	—	(73)	—
Start-up costs from unconsolidated entitites (7)	511	—	511	—
Investment in unconsolidated entities impairments (8)	3,019	—	3,019	—

Adjusted EBITDA	$10,270	$10,192	$16,212	$17,907

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (loss) income	$(6,712)	$135	$(19,195)	$(153)
Adjustments:
Restructuring costs (2)	90	—	921	—
Asset impairments and write-offs (3)	736	29	736	1,141
Gain on sale of investments	—	—	(13)	—
Deferred financing costs write-off (4)	—	—	119	—
Equity interest in the sale of unconsolidated entities (5)	—	—	—	(2,392)
Foreign currency loss from unconsolidated entities (6)	(202)	—	(73)	—
Start-up costs from unconsolidated entitites (7)	511	—	511	—
Investment in unconsolidated entities impairments (8)	3,019	—	3,019	—
Income tax rate adjustment (14)	3,170	(43)	12,636	397

Adjusted net income (loss)	$612	$121	$(1,339)	$(1,007)

Adjusted diluted earnings (loss) per share	$0.02	$0.00	$(0.04)	$(0.03)

Weighted average number of diluted shares outstanding (in thousands) (10):	32,135	32,864	32,030	31,765

Interstate Hotels & Resorts, Inc.
Outlook Reconciliation (13)
(Unaudited, in thousands)

Forecast
Year Ending
December 31, 2009
Net loss	$(24,900)
Adjustments:
Depreciation and amortization	16,100
Interest expense, net	17,300
Depreciation and amortization from unconsolidated entities	4,100
Interest expense, net from unconsolidated entities	3,700
Income tax expense	12,700

EBITDA	29,000
Restructuring costs (2)	900
Asset impairments and write-offs (3)	700
Foreign currency loss from unconsolidated entities (6)	(100)
Start-up costs from unconsolidated entitites (7)	500
Investment in unconsolidated entities impairments (8)	3,000

Adjusted EBITDA	$34,000

Forecast
Year Ending
December 31, 2009
Net Loss	$(24,900)
Adjustments:
Restructuring costs (2)	900
Asset impairments and write-offs (3)	700
Deferred financing costs write-off (4)	100
Foreign currency loss from unconsolidated entities (6)	(100)
Start-up costs from unconsolidated entitites (7)	500
Investment in unconsolidated entities impairments (8)	3,000
Income tax rate adjustment (14)	12,600

Adjusted Net Loss	$(7,200)

Adjusted diluted loss per share (10)	$(0.22)

Interstate Hotels & Resorts, Inc.
Notes to Financial Tables
(Unaudited)

(1)	We record termination fees as revenue when all contingencies related to the termination fees have been removed.

(2)	Restructuring costs for the three and six months ended June 30, 2009 consists of severance payments and other benefits for terminated employees associated with our cost-savings program implemented in January 2009.

(3)	This amount represents losses recorded for intangible assets associated with terminated management contracts and other asset impairments. In the second quarter of 2009, $0.5 million in allowance for bad debts related to notes receivable, which are recorded within administrative and general expense on our consolidated statement of operations, has been included.

(4)	Interest expense for the six months ended June 30, 2009 includes a $0.1 million write-off of deferred financing costs as a result of the permanent reduction in capacity of our credit facility associated with the waiver and amendment obtained in March 2009.

(5)	In the first quarter of 2008, one of our joint ventures sold the Doral Tesoro Hotel & Golf Club and we recorded a gain of $2.4 million.

(6)	One of our international joint ventures has debt that is denominated in a currency other than its functional currency. Each period, the debt obligation is translated and the resulting gain or loss is recognized in our consolidated statement of operations, although it is a non-cash event.

(7)	In February 2008, we and JHM Hotels, LLC formed a joint venture hotel management company in India. In May 2009, our previously contributed notes receivable were converted into a 50.0 percent equity interest in the JHM Interstate Hotels India Ltd. joint venture. Upon applying the equity method of accounting in the second quarter of 2009, we recorded $0.5 million in equity in losses related to the accumulated start-up costs of the joint venture.

(8)	In the second quarter of 2009, we recognized a non-cash impairment charge of $3.0 million relating to one of our joint venture investments and this charge is reflected within equity in (losses) earnings of unconsolidated entities on our statement of operations.

(9)	In the first quarter of 2009, our effective annual tax rate was determined to be (250.4)% which took into account our foreign intellectual property license transaction. This transaction was expected to accelerate the utilization of certain U.S. tax attributes based on then-current forecasts. The application of this effective annual tax rate to our first quarter pre-tax loss of $3.6 million resulted in income tax expense of $8.9 million for the first quarter of 2009.

In the second quarter of 2009, we established a full valuation allowance against our remaining net deferred tax assets as we determined it is more likely than not that we will not be able to utilize these assets in the foreseeable future. As a result, our effective annual tax rate was calculated to be 1.2% in the second quarter of 2009 and is expected to be nominal (or approximately 0%) for the third and fourth quarters of 2009.

(10)	Our diluted earnings per share assumes the issuance of common stock for all potentially dilutive common stock equivalents outstanding. Potentially dilutive shares include unvested restricted stock and stock options granted under our comprehensive stock plan and operating partnership units held by noncontrolling interest partners. No effect is shown for any securities that are anti-dilutive.

(11)	We present certain operating statistics (i.e. occupancy, RevPAR and ADR) for the periods included in this report on a same-store hotel basis. We define our same-store hotels as those which (i) are managed or owned by us for the entirety of the reporting periods being compared or have been managed by us for part of the reporting periods compared and we have been able to obtain operating statistics for the period of time in which we did not manage the hotel, and (ii) have not sustained substantial property damage, business interruption, or undergone large-scale capital projects during the current reporting period being presented. In addition, the operating results of hotels for which we no longer managed as of June 30, 2009 are also not included in same-store hotel results for the periods presented herein. Of the 221 properties that we managed as of June 30, 2009, 193 hotels have been classified as same-store hotels. RevPAR is defined as revenue per available room.

(12)	Operating statistics for our wholly-owned hotels includes our entire portfolio of 7 hotels, including the Sheraton Columbia and the Westin Atlanta Airport, both of which underwent comprehensive renovation programs throughout 2008.

(13)	See discussion of EBITDA, adjusted EBITDA, adjusted net loss and adjusted diluted loss per share, located in the “Non-GAAP Financial Measures” section, described earlier in this press release.

(14)	These amounts represent the effect on income tax expense for the adjustments made to adjusted net income (loss). For the six months ended June 30, 2009 and 2008, we used an effective annual tax rate of 1.2% and 32%, respectively. For the three and six months ended June 30, 2009, we adjusted the income tax expense related to the valuation allowance recorded against deferred tax assets during the quarter as discussed in footnote 9 above.